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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Guaranty Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1331 Seventeenth Street, Suite 345
Denver, Colorado 80202

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2011

        The 2011 Annual Meeting of Stockholders of Guaranty Bancorp (the "Company") will be held on Tuesday, May 3, 2011, at 2:00 p.m., Mountain Daylight Time, at the Company's principal executive offices, 1331 Seventeenth Street, Denver, Colorado 80202, for the following purposes:

          1.     To elect 7 members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1).

          2.     To hold a vote on the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011 (Proposal 2).

          3.     To consider and act upon such other business and matters or proposals as may properly come before the annual meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on March 14, 2011 as the record date for determining which stockholders have the right to receive notice of and to vote at the annual meeting or any postponements or adjournments thereof.

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders.

By Order of the Board of Directors
/s/ PAUL W. TAYLOR
Paul W. Taylor, Secretary

Denver, Colorado
March 18, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. Your vote is important and we appreciate your cooperation in returning promptly your executed proxy card. Your proxy is revocable and will not affect your right to vote in person at the annual meeting.

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2011

 INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Guaranty Bancorp, a Delaware corporation (the "Company," "we" or "our"), to be used at our 2011 Annual Meeting of Stockholders (the "Meeting") and at any postponements or adjournments thereof. The Meeting is scheduled to be held as follows:

Date:	Tuesday, May 3, 2011
Time:	2:00 p.m., Mountain Daylight Time
Place:	Guaranty Bank Building 1331 Seventeenth St., Lower Level Denver, Colorado 80202

        This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 28, 2011.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 3, 2011, at 2:00 p.m., Mountain Daylight Time:

        This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are also available at www.edocumentview.com/gbnk.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.    What is being voted on at the Meeting?

        The matters to be considered and voted upon at the Meeting are as follows:

          A.    Election of Directors.    To elect seven (7) members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1).

          B.    Ratification of Independent Registered Public Accounting Firm.    To hold a vote on the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011 (Proposal 2).

          C.    Other Business.    To consider and act upon such other business as may properly come before the Meeting or any postponements or adjournments thereof.

2.    Who is entitled to vote at the Meeting? How many votes am I entitled to?

        Only stockholders of record as of March 14, 2011 (the "Record Date") may vote at the Meeting. These stockholders include holders of our voting common stock, par value $0.001 per share (the "Common Stock"), and our Series A Convertible Preferred Stock par value $0.001 per share (the "Preferred Stock"). The holders of the Preferred Stock are entitled to vote together with the holders of Common Stock as a single class on all matters upon which the holders of Common Stock are entitled to vote.

        As of the Record Date, there were 54,034,094 shares of our Common Stock outstanding, including 2,395,835 shares of unvested restricted stock, held by approximately 215 stockholders of record. Holders of the Company's Common Stock are entitled to cast one vote for each share of Common Stock held by them as of the Record Date on any matter submitted to the stockholders for a vote. For the election of directors (Proposal 1), each share of Common Stock is entitled to cast one vote on each of the seven (7) director nominees. In addition, as of the Record Date, there were 67,504 shares of our Preferred Stock, held by 17 stockholders of record. Each share of Preferred Stock is entitled to cast such number of votes as the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the Record Date. Accordingly, holders of the Company's Series A Convertible Preferred Stock are entitled to cast 500 votes for each share of Series A Convertible Preferred Stock held by them as of the Record Date (33,752,000 in the aggregate). For the election of directors (Proposal 1), each share of Preferred Stock is entitled to cast 500 votes on each of the seven (7) director nominees. Although the number of fixed directors is eight (8), votes cannot be cast for a greater number of persons than the number of nominees.

        In the aggregate, the holders of the Common Stock and Preferred Stock, voting together as a single class, are entitled to cast 87,786,094 votes with respect to each Proposal (as defined below), or, in the case of Proposal 1, each of the seven (7) director nominees.

3.    How does the Board of Directors recommend I vote?

        The Board of Directors recommends that you vote your shares "FOR" each of the director nominees (Proposal 1) and "FOR" the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011 (Proposal 2) (collectively, the "Proposals").

4.    What is the difference between a holder of record and a beneficial owner of shares held in street name?

        Holder of Record.    If your shares of Common Stock are registered directly in your name with the Company's transfer agent, Computershare Investor Services, LLC ("Computershare"), or, in the case of shares of Preferred Stock, registered directly in your name with the Company, you are considered the holder (or stockholder) of record with respect to those shares. As a holder of record, you should have received this Proxy Statement, our Annual Report and a proxy card from the Company via Computershare.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in "street name". The organization holding your account is considered the holder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this Proxy Statement, our Annual Report and a vote instruction form from that organization.

5.    How many shares must be represented at the Meeting to constitute a "quorum"?

        A quorum is required for the Meeting to be held. The holders of a majority of the combined voting power of the shares of Common Stock and Preferred Stock, treated as a single class, outstanding as of the Record Date, either present in person or by proxy, will constitute a quorum. Broker non-votes and abstentions (see #11 and #12 below, respectively) will be treated as present for purposes of determining a quorum for the Meeting.

6.    What is the vote necessary to approve each of the matters being considered at the Meeting?

        Proposal 1 (election of directors).    Each director nominee must receive a majority of votes cast by the stockholders of Common Stock and Preferred Stock, voting together as a single class, to be elected—i.e., the number of votes cast "FOR" the director nominee must exceed the number of votes cast "AGAINST" that nominee. See "Majority Vote Standard for Election of Directors" under "Proposal 1: Election of Directors" in this Proxy Statement.

        Proposal 2 (ratification of the appointment of Crowe Horwath LLP).    The proposal must receive a majority of votes cast by the stockholders of Common Stock and Preferred Stock, voting together as a single class—i.e., the number of votes cast "FOR" the proposal must exceed the number of votes cast "AGAINST" the proposal.

7.    What do I have to do to vote?

        Holders of Record.    If you are a holder of record, you may vote either in person at the Meeting, via the Internet (by following the instructions provided on the proxy card), by telephone (by calling the toll free number found on the proxy card), or by mail (by filling out the proxy card and sending it back in the envelope provided).

        Street Name Holders.    If you hold your shares in "street name", you should receive a voting instruction form from your brokerage firm, bank, broker-dealer or other nominee asking you how you want to vote your shares. If you do not, you should contact your brokerage firm, bank, broker-dealer or other nominee and obtain a voting instruction form from them. You may vote in person at the Meeting, but you must obtain a legal proxy from the organization that holds your shares.

8.    Can I change or revoke my vote after I voted?

        Holders of Record.    If you are a holder of record, you may change or revoke your vote at any time before it is counted at the Meeting by:

  •
  notifying our Secretary in writing that you wish to revoke your proxy at the following address:

      Guaranty Bancorp
      Attention: Paul W. Taylor, Secretary
      1331 Seventeenth Street, Suite 345
      Denver, Colorado 80202

  •
  attending the Meeting and voting in person; or

  •
  submitting a later dated proxy card.

Attending the Meeting by itself will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

        Street Name Holders.    If you hold your shares in "street name", please refer to the information in the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how to change or revoke your vote and of the effect of not indicating a vote.

9.    What happens if I do not give specific voting instructions?

        Holders of Record.    If you are a holder of record and you either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

        Street Name Holders.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote".

10.    Which proposals are considered "routine" or "non-routine"?

        A broker or other nominee may generally vote on routine matters, but cannot vote without instructions on non-routine matters (i.e., a broker non-vote).

        The Company believes that Proposal 2 (the ratification of the appointment of Crowe Horwath LLP) will be considered routine under the rules of the New York Stock Exchange (which apply to brokers), and therefore no broker non-votes are expected to exist in connection with Proposal 2.

        The Company believes that Proposal 1will be considered non-routine, and therefore there may be broker non-votes on Proposal 1.

11.    How are broker non-votes treated?

        Broker non-votes are counted for purposes of determining whether a quorum is present, but are not considered as votes cast. For the purpose of determining whether the stockholders have elected each of the nominees for director (Proposal 1), broker non-votes will have no effect on the vote.

12.    How are abstentions treated?

        Abstentions are counted for purposes of determining whether a quorum is present, but are not considered as votes cast. Shares not present at the Meeting and abstentions will have no effect on any of the Proposals.

13.    How will voting on any other business be conducted?

        We do not know of any other business to be considered at the Meeting. For holders of record, if any other business is presented at the Meeting, any of the persons named on the proxy card as your designated proxies may vote on that matter in his or her discretion. If you hold your shares in "street name," please see the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how your shares will be voted on any other business. Any such matter must receive a majority of votes cast—i.e., the number of votes cast "FOR" the matter must exceed the number of votes cast "AGAINST" the matter (or any higher vote required by our Bylaws or the Delaware General Corporation Law)—in order to be approved.

14.    Who pays the cost of soliciting proxies on behalf of the Company?

        The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Meeting. In addition to the solicitation of proxies by mail, some of the directors, officers and employees of the Company or its subsidiaries may solicit proxies telephonically, electronically or by other means of communication. Such directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

15.    Can I attend the Meeting and vote in person? How can I obtain directions to attend the Meeting?

        Any stockholder entitled to vote at the Meeting may attend the Meeting and vote in person. If you hold shares in "street name" and would like to attend the Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Meeting. Each stockholder who attends may be asked to present valid picture identification, such as a driver's license or passport.

Please note that the use of cell phones, PDAs, recording and photographic equipment and/or computers is not permitted in the meeting room at the Meeting.

        To obtain directions to attend the Meeting, please call 303-293-5500 or contact our Investor Relations at investor.relations@gbnk.com.

16.    How do I get more information about the Company?

        With this Proxy Statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which includes our financial statements. If you did not receive our Annual Report, we will send it to you without charge. The Annual Report includes a list of exhibits filed with the Securities and Exchange Commission (the "SEC"), but does not include the exhibits. If you wish to receive our Annual Report or copies of the exhibits or other information about the Company, please write to:

      Guaranty Bancorp
      Attention: Investor Relations
      1331 Seventeenth Street, Suite 345
      Denver, Colorado 80202

        You may also send your request by e-mail to investor.relations@gbnk.com.

        We also maintain a website at www.gbnk.com where you may view, print and download our public filings made with the SEC, as well as other information about the Company. In addition, the SEC maintains a website at www.sec.gov that contains our public filings. The public may also read and copy any materials we file with the SEC at the SEC's Public Reference Room, located at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are also available at www.edocumentview.com/gbnk.

"HOUSEHOLDING" OF PROXY MATERIALS

        Some banks, brokers and other nominee record holders may participate in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Proxy Statement and Annual Report to stockholders is sent to multiple stockholders who share the same last name and address, unless contrary instructions are received from one or more of the stockholders. Each stockholder continues to receive a separate proxy card. This procedure reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses of the Company. If you would like to receive a separate copy of the Proxy Statement or Annual Report, we will provide either document promptly to you upon request by writing to our mailing address or e-mail address listed above, or by calling Investor Relations at 303-293-5563. If you want to receive separate copies of the Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

        For purposes of the following table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock or Preferred Stock, as applicable, that such person has the right to acquire within 60 days. Each share of Preferred Stock will automatically convert into shares of common stock on August 11, 2014 and may be converted into shares of Common Stock following the earlier of August 11, 2011 or the occurrence of certain events resulting in the conversion, exchange or reclassification of the Common Stock. Accordingly, for purposes of the following table, holders of Preferred Stock are not deemed to be beneficial owners of the Common Stock. However, the holders of the Preferred Stock are entitled to vote together with the holders of Common Stock as a single class of voting securities (together, the "Voting Stock") on all matters upon which the holders of Common Stock are entitled to vote. Each share of Preferred Stock is entitled to cast such number of votes as the number of shares of Common Stock into which such share of Preferred Stock is convertible based upon a conversion rate of $2.00 (each share of Preferred Stock is valued at $1,000). The following table sets forth information as of March 14, 2011 regarding the beneficial owners of more than five percent of the outstanding shares of (1) Common Stock and (2) Voting Stock. To the Company's knowledge, there are no beneficial owners of more than five percent of the outstanding shares of Common Stock or Voting Stock as of March 14, 2011 other than those set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class(1)	Amount and Nature of Beneficial Ownership of Voting Stock(2)	Percent of Class(3)
Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, New Jersey 07078-2789	10,740,191(4)	19.9%	10,740,191(5)	12.2%
John M. Eggemeyer 6051 El Tordo Rancho Santa Fe, CA 92067-1329	3,473,583(6)	6.4%	9,192,083(7)	10.5%
William J. Ruh 6051 El Tordo Rancho Santa Fe, CA 92067-1329	2,823,573(8)	5.2%	8,683,073(9)	9.9%
Castle Creek Capital Partners IV, LP 6051 El Tordo Rancho Santa Fe, CA 92067-1329	2,644,963(10)	4.9%	8,363,463(11)	9.5%
Patriot Financial Group Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104-2868	—	—	11,436,500(12)	13.0%
Relational Investors, LLC 12400 High Bluff Drive, Suite 600 San Diego, CA 92130	—	—	11,437,000(13)	13.0%

(1)
Based on 54,034,094 shares of Common Stock issued and outstanding as of March 14, 2011, including 2,395,835 shares of unvested restricted stock.

(2)
The number of shares of Voting Stock beneficially owned by each entity or person includes (x) any shares of Common Stock beneficially owned by such entity or person plus (y) any shares of

  Preferred Stock beneficially owned by such entity or person converted into Common Stock based upon a conversion price of $2.00 per share.

(3)
Based on 87,786,094 shares of Voting Stock after giving effect to the conversion of 67,504 shares of the Preferred Stock into Common Stock based upon a conversion price of $2.00 per share.

(4)
The following information is based on Amendment No. 6 to Schedule 13G filed on January 22, 2010 and Form 13-F-HR filed by Franklin Resources, Inc. on February 11, 2011. The shares reported above are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, are managed by Franklin Mutual Advisers, LLC ("FMA"). Such investment management contracts grant to FMA all investment and voting power over the securities owned by such investment management clients. FMA disclaims any pecuniary interest or beneficial ownership in any of the shares reported above. Mutual Shares Fund, a series of Franklin Mutual Series Funds, has an interest in 5,731,834 shares, or 10.6% of the outstanding shares, of the Common Stock.

(5)
Mutual Shares Fund has a 6.5% interest in the class of the Voting Stock.

(6)
Includes 352,500 shares held by the Eggemeyer Family Trust, 2,644,963 shares held by Castle Creek Capital Partners IV, LP ("CC Fund IV"), 200,000 shares of performance-based restricted stock held by Mr. Eggemeyer and 276,120 additional shares held by Mr. Eggemeyer. Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the Eggemeyer Family Trust. Castle Creek Capital IV LLC is the sole general partner of CC Fund IV. Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC. Mr. Eggemeyer is a controlling person of Castle Creek Capital IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV, except to the extent of his pecuniary interest therein.

The table does not include 13,211 shares deemed to be owned by Mr. Eggemeyer through the Company's deferred compensation plan, over which Mr. Eggemeyer does not have any voting or investment power.

(7)
Based on 11,437 shares of Preferred Stock held by CC Fund IV. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV, except to the extent of his pecuniary interest therein.

(8)
Includes 178,610 shares held by the Lisa A. Ruh Trust, of which his spouse is the trustee, and 2,644,963 shares held by CC Fund IV. Castle Creek Capital IV LLC is the sole general partner of CC Fund IV. Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC. Mr. Ruh is a controlling person of Castle Creek Capital IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital IV LLC may be regarded as being beneficially owned by Mr. Ruh. Mr. Ruh disclaims beneficial ownership of the securities owned by the Lisa A. Ruh Trust and CC Fund IV, except to the extent of his pecuniary interest therein.

(9)
Based on 11,437 shares of Preferred Stock held by CC Fund IV and 282 shares of Preferred Stock held by the Lisa A. Ruh Trust. Mr. Ruh disclaims beneficial ownership of the securities owned by the Lisa A. Ruh Trust and CC Fund IV, except to the extent of his pecuniary interest therein.

(10)
Castle Creek Capital IV LLC is the sole general partner of CC Fund IV. Accordingly, securities owned by Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC. Castle Creek Capital IV LLC disclaims beneficial ownership of the securities owned by CC Fund IV, except to the extent of its pecuniary interest therein.

(11)
Based on 11,437 shares of Preferred Stock held by CC Fund IV. Castle Creek Capital IV LLC is the sole general partner of CC Fund IV. Castle Creek Capital IV LLC disclaims beneficial ownership of the securities owned by CC Fund IV, except to the extent of its pecuniary interest therein.

(12)
Based on 19,506 shares of Preferred Stock held by Patriot Financial Partners, L.P. and 3,367 shares of Preferred Stock held by Patriot Financial Partners Parallel, L.P. Patriot Financial Partners, GP, L.P. The following are members of the "Patriot Financial Group": each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the "Funds"), Patriot Financial Partners, GP, L.P., the general partner of the Funds ("Patriot GP"), Patriot Financial Partners, GP, LLC, general partner of Patriot GP ("Patriot LLC") and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, general partners of the Funds and Patriot GP and members of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.

(13)
Based on 11,437 shares of Preferred Stock held by each of Relational Investors Mid-Cap Fund I, L.P. ("MC I") and Relational Investors Mid-Cap Fund II, L.P. ("MC II"). Relational Investors, LLC is the sole general partner of each of MC I and MC II and, pursuant to limited partnership agreements, Relational Investors, LLC has sole investment discretion and voting authority over the shares of the Company owned by MC I and MC II. Accordingly, securities owned by MC I and MC II may be regarded as being beneficially owned by Relational Investors, LLC. Each of Ralph V. Whitworth and David H. Batchelder, as managing members of Relational Investors, LLC, may be deemed to share indirect beneficial ownership of the shares which Relational Investors, LLC may beneficially own. Each of Messrs. Whitworth and Batchelder disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table indicates the beneficial ownership of each outstanding class of the Company's equity securities (i.e., the Common Stock and the Preferred Stock) as of March 14, 2011 by: (1) each of the Company's current directors and nominees for election; (2) the chief executive officer (the "CEO") during 2010 and the other named executive officers (as defined in Item 402(m)(2) of Regulation S-K) of the Company for 2010 (together as a group, the "Named Executive Officers"); and (3) all current directors, nominees and executive officers of the Company as a group, based on the Company's records and data supplied by each of the current directors, nominees and executive officers.

Name or Number of Persons in Group	Amount and Nature of Beneficial Ownership of Class of Common Stock(1)		Percent of Class(2)	Amount and Nature of Beneficial Ownership of Class of Preferred Stock(1)		Percent of Class(3)
Directors and Nominees Who Are Not Named Executive Officers
Edward B. Cordes Current Director and Director Nominee	53,828		*	—		—
John M. Eggemeyer Current Director and Director Nominee	3,473,583	(4)	6.4%	11,437	(5)	16.9%
Stephen D. Joyce Current Director and Director Nominee	148,694	(6)	*	—		—
Gail H. Klapper Current Director and Director Nominee	16,162	(7)	*	—		—
Kathleen Smythe Current Director and Director Nominee	10,550	(8)	*	—		—
W. Kirk Wycoff Current Director and Director Nominee	—		—	22,873	(9)	33.9%
Albert C. Yates Current Director and Director Nominee	13,828		*	—		—
Named Executive Officers
Daniel M. Quinn Chairman, President and Chief Executive Officer and Current Director	1,060,754	(10)	2.0%	—		—
Paul W. Taylor Executive Vice President, Chief Financial and Operating Officer and Secretary	536,571	(11)	1.0%	—		—
James K. Simons Former Executive Vice President and Chief Credit Officer	10,862	(12)	*	—		—
All Current Directors, Nominees and Executive Officers as a group (10 persons)	5,324,832		9.9%	34,310		50.8%

*
Represents less than 1.0% of the outstanding shares of the Company's Common Stock calculated in accordance with Rule 13d-3 (which concerns the calculation of beneficial ownership) under the Securities Exchange Act of 1934. See footnotes (1) and (2) below.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock or Preferred Stock, as applicable, that such person has the right to acquire within 60 days.

(2)
Based on 54,034,094 shares of Common Stock of the Company issued and outstanding as of March 14, 2011, including 2,395,835 shares of unvested restricted stock.

(3)
Based on 67,504 shares of Preferred Stock of the Company issued and outstanding as of March 14, 2011.

(4)
Includes 352,500 shares held by the Eggemeyer Family Trust, 2,644,963 shares held by Castle Creek Capital Partners IV, LP ("CC Fund IV"), 200,000 shares of performance-based restricted stock held by Mr. Eggemeyer and 276,120 additional shares held by Mr. Eggemeyer. Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the Eggemeyer Family Trust. Castle Creek Capital IV LLC is the sole general partner of CC Fund IV. Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC. Mr. Eggemeyer is a controlling person of Castle Creek Capital IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV, except to the extent of his pecuniary interest therein.

The table does not include 13,211 shares of Common Stock deemed to be owned by Mr. Eggemeyer through the Company's deferred compensation plan, over which Mr. Eggemeyer does not have any voting or investment power.

(5)
All 11,437 shares are held by CC Fund IV. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV, except to the extent of his pecuniary interest therein.

(6)
The table does not include 45,429 shares deemed to be owned by Mr. Joyce through the Company's deferred compensation plan, over which Mr. Joyce does not have any voting or investment power.

(7)
The table does not include 45,429 shares deemed to be owned by Ms. Klapper through the Company's deferred compensation plan, over which Ms. Klapper does not have any voting or investment power.

(8)
Includes 9,000 shares held by the Urquieta Smythe Family Trust. Ms. Smythe is the co-trustee of the Urquieta Smythe Family Trust and has shared voting and dispositive power over the securities held by the trust with her husband. The table does not include 36,621 shares deemed to be owned by Ms. Smythe through the Company's deferred compensation plan, over which Ms. Smythe does not have any voting or investment power.

(9)
Includes 19,506 shares held by Patriot Financial Partners, L.P. and 3,367 shares held by Patriot Financial Partners Parallel, L.P. Patriot Financial Partners, GP, L.P. ("Patriot GP") is a general partner of each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the "Funds") and Patriot Financial Partners, GP, LLC ("Patriot LLC") is a general partner of Patriot GP. In addition, Mr. Wycoff is one of the general partners of the Funds and Patriot GP and a member of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Mr. Wycoff.

(10)
Includes 888,902 shares of unvested performance-based restricted stock.

(11)
Includes 467,601 shares of unvested performance-based restricted stock.

(12)
Mr. Simons resigned from the Company as of March 9, 2011.

 PROPOSAL 1: ELECTION OF DIRECTORS

        Size of Board.    The Bylaws of the Company provide that the authorized number of directors shall be fixed from time to time by resolution of a majority of the Board of Directors. The number of directors is currently fixed at eight (8) and the Board is currently composed of eight (8) directors. However, this Proposal 1 is to elect seven (7) members of the Board of Directors. Although the number of fixed directors is eight (8), votes cannot be cast for a greater number of persons than the number of nominees.

        Resignations Since 2010 Annual Meeting.    Matthew P. Wagner resigned as a member of the Company's Board of Directors effective as of August 3, 2010. Mr. Wagner's decision to resign was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. On February 8, 2011, Daniel M. Quinn, the Company's Chairman, Chief Executive Officer and President, notified the Company of his intention to resign from the Company and Guaranty Bank and Trust Company effective as of the date of the Company's 2011 Annual Meeting of Stockholders, i.e., May 3, 2011. As a result, Mr. Quinn is not standing for re-election to the Company's Board of Directors. Mr. Quinn's decision to resign was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

        Majority Vote Standard for Election of Directors.    The Company's Bylaws require that each director be elected by a majority of the votes cast with respect to such director in uncontested elections—i.e., the number of votes cast "FOR" the director nominee must exceed the number of votes cast "AGAINST" that nominee. In a contested election, the standard for election of directors would be a plurality of the votes cast. This year's election was determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the Meeting, Delaware law provides that the director would continue to serve on the Board as a "holdover director". However, under our Corporate Governance Guidelines, each director annually submits a resignation that is effective if the director fails to be elected through a majority vote. In that situation, the Compensation, Nominating and Governance Committee of the Board (the "CNG Committee") would make a recommendation to the Board about whether to reject or accept the resignation, or whether to take other action. The Board will accept the resignation unless it determines that acceptance is not in the best interests of the Company and its stockholders. The Board will take action within 90 days from the date the election results are certified, unless such action would cause the Company to fail to comply with any requirement of NASDAQ or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event the Company will take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly publicly disclose its decision and the rationale behind it. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the Meeting, Delaware law provides that the nominee does not serve on the Board as a "holdover director".

        Nominees and Qualifications.    The seven (7) persons named in the following table have been recommended by the CNG Committee of the Board and approved by the Board of Directors as nominees for election to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified. Each of these persons currently serves as a director of the Company. The biographies of each of the nominees below contains information regarding the person's service as a director, principal occupation and business experience for the past five years, director positions held currently or at any time during the last five years with respect to publicly-held companies, and the specific experience, qualifications, attributes or skills that led the CNG Committee and the Board to the conclusion that the person should serve as a director. In addition to the information presented below, we also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

        With respect to the election, absent any specific instruction in the proxies solicited by the Board, the persons named as proxies will vote all proxies "FOR" the election of each of the Board's nominees listed below, or as many thereof as possible if any persons are nominated other than by the Board of Directors. In the event that any of the Board's nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Alternatively, the Board may reduce the size of the Board. To the best of its knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors if elected.

        The Board of Directors recommends that stockholders vote "FOR" the election of each of the nominees listed below.

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director
Edward B. Cordes	Mr. Cordes is an owner and President of Cordes & Company, a consulting firm specializing in insolvencies and economic valuations. Mr. Cordes is also the owner and President of Cordes & Company Financial Services, Inc., which acquires troubled assets. He has been appointed the duty of Receiver or Trustee in over 200 court actions. During his 32 years as a certified public accountant, Mr. Cordes has served in senior management positions with Ernst & Young and Cooperative Service Company. He holds a B.B.A. degree from Colorado State University and an M.A. Accountancy degree from the University of Nebraska. Mr. Cordes is a member of the Association of Insolvency Accountants, National Association of Forensic Economics and National Association of Certified Valuation Analysts. He is also active in the Denver community by continued support of various charitable organizations and serves on the Colorado State Fair Board. He is past National Chairman of the National Association of Certified Valuation Analysts. Mr. Cordes brings extensive experience in accounting and work-out situations to our Board, as well as leadership and risk assessment skills. In addition, his integral involvement in some of the communities which we serve provides the Board an important perspective.	59	2004

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director
John M. Eggemeyer	Mr. Eggemeyer served as Chairman of the Board of the Company from 2004 to July 2010. From 2004 to May 2006, Mr. Eggemeyer also served as Chief Executive Officer of the Company. He is a co-founder and chief executive of Castle Creek Capital LLC, a merchant banking firm specializing in the financial services industry, and Castle Creek Financial LLC, a licensed broker/dealer. Mr. Eggemeyer serves as Chairman of the Board of PacWest Bancorp, Chairman and Chief Executive Officer of White River Capital, Inc. and a director of Heritage Commerce Corp. Within the past five years, he served as a director of TCF Financial Corporation (until April 2006). Mr. Eggemeyer also currently serves as a trustee of Northwestern University, the Parent Advisory Board of Stanford University and The Bishop's School in La Jolla, CA. Mr. Eggemeyer brings extensive leadership and banking experience to our Board, including specific community banking expertise and management experience, as well as public company expertise and consensus-building skills. In addition, his knowledge of and experience in capital markets is an invaluable resource as the Company regularly assesses its capital and liquidity needs. Finally, he provides perspective to the Board as a key investor in the Company.	65	2004
Stephen D. Joyce
	For the past 34 years, Mr. Joyce has been the owner and President of Supermarket Liquors, Inc., located in Fort Collins, Colorado, where he is active in the community. Mr. Joyce is also a 50% owner of Boomer Music LLC located in Ft. Collins. From 1987 to September 2005, Mr. Joyce served as a director of First MainStreet Financial, Ltd., most recently as Chairman of the Board. Mr. Joyce brings to our Board an understanding of one of our previously acquired bank's history and customer base, as well as management expertise and leadership skills to our Board. In addition, his integral involvement in some of the communities which we serve provides the Board an important perspective.	62	2005

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director
Gail H. Klapper	Since 1989, Ms. Klapper has served as the Member/Director of the Colorado Forum, a statewide, bipartisan organization of chief executive officers and leading professionals who work on public policy issues related to Colorado. She is also the Managing Attorney of The Klapper Firm. In 1976, she was appointed by President Ford as a White House Fellow and Special Assistant to the Secretary of the Interior. After her term in Washington, Ms. Klapper served as a member of Colorado Governor Richard D. Lamm's Cabinet. Ms. Klapper currently serves on the Board of Maxim Series Fund, Inc. a subsidiary of Great-West Life & Annuity Insurance Company, as a Director of the National Western Stock Show Association, and as President of the Board of the Hyatt Regency at the Convention Center Authority. Ms. Klapper received her B.A. in Political Science from Wellesley College and earned a Juris Doctor degree at the University of Colorado Law School. Ms. Klapper brings leadership skills in consensus-building to our Board, as well as her extensive expertise and knowledge of the Colorado economic, political and business environment. In addition, her integral involvement in some of the communities which we serve provides the Board an important perspective.	67	2007

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director
Kathleen Smythe	Since March 2011, Ms. Smythe has been a Managing Director of Sandler O'Neill + Partners, L.P. in its Investment Banking Group. From 2000 to present, Ms. Smythe has been the managing member of Bosque & Smith Investments LLC, a family-owned real estate and development business. Ms. Smythe has an extensive background in investment banking and mergers and acquisitions, including serving as Managing Director and Co-head of West Coast Investment Banking for Keefe Bruyette & Woods, Inc. (2002-2004) and Managing Director, Head of Commercial Banking Practice for Putnam Lovell Securities (2000-2002). From 1986-2000, Ms. Smythe was with Banc of America Securities (formerly Montgomery Securities) where she was a Partner and Senior Managing Director in charge of the West Coast Banking Practice. Ms. Smythe received her B.A. from the University of California, Los Angeles, an M.A. from New York University and an M.I.M. in International Management from the American Graduate School of International Management. Ms. Smythe earned masters and doctorate degrees in Romance Languages from Harvard University. Ms. Smythe's extensive experience in investment banking, particularly with a focus on the financial services industry, provides our Board invaluable expertise in this area. In addition, she brings to our Board extensive knowledge of real estate and related investment and financing activities.	57	2006

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director
W. Kirk Wycoff	Since 2007, Mr. Wycoff has been a managing partner of Patriot Financial Partners, a private equity fund focused on investing in community banks and thrifts throughout the United States. He has more than 25 years of entrepreneurial banking experience. Mr. Wycoff also serves as a director of the Company's subsidiary, Guaranty Bank and Trust Company. He also serves as Chairman of Continental Bank Holdings, Inc., a director of Franklin Security Bancorp, Inc., a director of Heritage Commerce Corp and a director of Porter Bancorp, Inc. From 2005 to 2007, Mr. Wycoff served as President and CEO of Continental. From 1991 to 2004, Mr. Wycoff was Chairman and CEO of Progress Financial Corp., which was acquired by FleetBoston Financial Corp. in 2004. Mr. Wycoff earned his B.A. degree in Business Administration from Franklin & Marshall College. Mr. Wycoff serves on the Board of Directors of non-profit corporations including the Continental Foundation, which raises money for less privileged children, and the Lincoln Center, which helps to provide alternative education programs for troubled youth and also helps families with life transitions. Mr. Wycoff serves as a Trustee of Franklin and Marshall College. Mr. Wycoff brings extensive leadership and community banking experience to our Board, including executive management experience, as well as public company expertise and risk assessment skills. In addition, he provides perspective to the Board as a key investor in the Company.	52	2009

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director
Albert C. Yates	Dr. Yates retired in June 2003 after 13 years as President of Colorado State University. He was also Chancellor of the Colorado State University System until October 2003, and is a former member of the board of the Federal Reserve Bank of Kansas City-Denver Branch and the board of directors of First Interstate Bank. He currently serves as a director of StarTek, Inc. and Level 3 Communications. Dr. Yates also served as a director of Adolph Coors Company from 1998 to 2005, a member of the board of trustees of the Berger Funds from 2001 to 2005, a director and Chairman of the Board of Centennial Bank of the West, a former subsidiary of the Company, from 2002 through 2004, and a director of Dominion Industrial Capital Bank from 1999 to 2000. Dr. Yates graduated magna cum laude from Memphis State University, with degrees in chemistry and mathematics. He earned his doctorate in theoretical chemical physics from Indiana University at Bloomington. Dr. Yates' extensive background in education and administration provides our Board with leadership and consensus-building skills on a variety of matters, including corporate governance. In addition, he brings to the Board extensive experience and related expertise serving on a variety of public company boards, including the compensation and audit committees of some of those companies.	69	2005

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011. Representatives from Crowe Horwath are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. For further information regarding the fees charged and services provided by Crowe Horwath in 2010 and 2009 to the Company, see "Independent Registered Public Accounting Firm Fees and Services" in this Proxy Statement.

        The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2011.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

        The Company is committed to maintaining good corporate governance practices. The Board regularly reviews its governance standards and procedures to ensure compliance with changing laws, rules and regulations that govern the Company's business. The Company's website at www.gnbk.com includes important information regarding Company policies and Board committee charters, including the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the Company's SEC filings and press releases.

        During 2010, the Board of Directors of the Company met seven (7) times. The independent directors also met at least twice in executive session during 2010. When Mr. Quinn was appointed as Chairman of the Board on August 3, 2010, Ms. Smythe was also appointed as the Lead Director to preside at meetings of the independent directors during 2010. In February 2011, Ms. Smythe was re-appointed as the Lead Director for 2011. During 2010, no incumbent director attended fewer than 75% of the aggregate of the meetings of the Board (during the period for which he or she was a director) and the meetings held by all of the committees of the Board on which he or she served (during the periods that he or she served), other than Mr. Wycoff. The Board's policy regarding director attendance at the Annual Meeting of Stockholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. All directors attended the 2010 Annual Meeting of Stockholders, except for G. Hank Brown (who was not standing for re-election at the meeting).

        The current members of the Board of Directors' committees are as follows:

Director	Audit Committee	Compensation, Nominating and Governance Committee	Corporate Risk Committee
Edward B. Cordes	C		C
John M. Eggemeyer			☒
Stephen D. Joyce	☒	☒
Gail H. Klapper		☒
Daniel M. Quinn			☒
Kathleen Smythe	☒
W. Kirk Wycoff	☒		☒
Albert C. Yates		C

☒ = Member    C = Chair

Board Leadership Structure

        Under our Corporate Governance Guidelines, the Board is free to select its Chairman and the Company's Chief Executive Officer (CEO) in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals. From 2006 to August 2010, the Company had a separate Chairman of the Board and CEO. As of July 30, 2010, Mr. Eggemeyer stepped down as Chairman of the Board in order to conform to the Federal Reserve's regulations and guidance relating to Mr. Eggemeyer's and his related entity, Castle Creek Capital Partners IV, LP's, ownership of our stock. As a result of Mr. Eggemeyer stepping down as Chairman of the Board, on August 3, 2010, the Board elected Mr. Quinn, the Company's President and CEO, as its Chairman. Such election was based on the Board's belief that Mr. Quinn's service, experience and background would serve the best interests of the Company and its stockholders at that time and that he was well qualified to lead the Company and the Board. Since Mr. Quinn announced his resignation on February 8, 2011, the Board has engaged a search firm for a new Chief

Executive Officer to replace Mr. Quinn. The Board has not yet made a decision regarding the appointment of a new Chairman of the Board to succeed Mr. Quinn.

        Our Corporate Governance Guidelines further provide that, if the Chairman of the Board is not an independent director, the independent directors shall designate a Lead Director to preside over executive sessions of the independent directors of the Board, act as the principal liaison between the independent directors and the Chairman of the Board and perform such other duties as the Board may determine from time to time. In the beginning of 2010, a Lead Director was not designated since the then Chairman of the Board, Mr. Eggemeyer, was independent. However, when Mr. Quinn was elected as Chairman of the Board in August 2010, Ms. Smythe was designated as the Lead Director.

        The Board believes its administration of its risk oversight function is not adversely affected by the Board's existing leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding regular executive sessions of the independent directors, generally, it is expected, at the conclusion of each regularly scheduled meeting of the Board. In addition, the CNG Committee, which consists only of independent directors, evaluates the performance of our CEO and presents its findings to our independent directors.

Board's Role in Risk Oversight

        Pursuant to our Corporate Governance Guidelines, the Board has designated the Corporate Risk Committee with the primary responsibility to oversee and monitor the risks that arise in the general conduct of business by the Company and its subsidiaries. The Corporate Risk Committee meets at least quarterly with members of executive management and receives various risk-related reports, including reports related to liquidity, credit, operations and insurance, among others. The Corporate Risk Committee provides a report to the full Board on at least a quarterly basis. In addition, at least annually, management updates and presents the Company's Risk Management Policy to the Corporate Risk Committee, which addresses the identification, measurement, control, and monitoring of several categories of risks, including credit, interest rate, liquidity, transaction, compliance, strategic and reputational risk. For further information on the duties and responsibilities of the Corporate Risk Committee, see the subsection "Corporate Risk Committee" below. In addition to the Corporate Risk Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the CNG Committee considers the risks that may be implicated by our executive compensation programs and the Audit Committee considers the risks that may be identified through the Company's internal audit reviews.

Independence

        Seven (7) out of the eight (8) members of the current Board (88%) are independent directors. At least annually, the Board, with the assistance of the CNG Committee, evaluates the independence of the directors based on the independence requirements of The NASDAQ Stock Market LLC ("NASDAQ") listing standards and applicable SEC rules and regulations.

        In February 2011, the Board affirmatively determined, upon the recommendation of the CNG Committee, that each of the following directors and nominees meets the independence requirements of the NASDAQ listing standards and applicable SEC rules and regulations: Messrs. Cordes, Eggemeyer, Joyce, Wycoff and Yates, Ms. Klapper and Ms. Smythe. Previously, the Board had affirmatively determined that each of G. Hank Brown and Matthew P. Wagner met the independence requirements of the NASDAQ listing standards and applicable SEC rules and regulations, including the additional independence requirements for Audit Committee membership (Mr. Brown did not stand for re-election at the 2010 Annual Meeting of Stockholders and Mr. Wagner resigned from the Board effective August 3, 2010).

        In making such determinations, the Board evaluated banking, commercial, service, familial and other relationships between each director or immediate family member and their related interests and the Company, if any, including those relationships described below under "Certain Relationships and Transactions with Related Persons" in this Proxy Statement. The Board considered the following specific relationships:

  •
  Messrs. Cordes, Joyce and Yates and Ms. Klapper, or certain members of their immediate families or certain of their related interests, are customers of and conduct banking transactions with the Company's bank subsidiary in the ordinary course of business on customary terms.

  •
  During his service as a director, Mr. Brown served as a part-time, non-managerial employee of the law firm of Brownstein Hyatt Schreck LLP, which from time to time provided legal services to the Company.

  •
  Ms. Klapper's son-in-law is a partner at the law firm of Rothgerber, Johnson & Lyons, which may from time to time provide legal services to the Company. Also, Ms. Klapper serves as a board member of Maxim Series Fund, Inc., a subsidiary of Great-West Life & Annuity Insurance Company. Maxim Series Fund, Inc. provides several investment portfolios, which are investment options in the Company's 401(k) Plan.

  •
  Mr. Eggemeyer is a co-founder and chief executive of Castle Creek Financial LLC. The Company was party to an agreement with Castle Creek Financial pursuant to which Castle Creek Financial was engaged as the exclusive financial advisor to the Company and any entities the Company may form, acquire or invest in, in connection with any effort by the Company to acquire or invest in other financial institutions, effect a sale of the Company or a material amount of the Company's assets or pursue a financing or recapitalization transaction. Since 2006, the Company did not pay any fees to, or reimburse any expenses of, Castle Creek Financial, other than the reimbursement of expenses of Mr. Eggemeyer in his capacity as a director of the Company. For further information, see the Section entitled "Certain Relationships and Transactions with Related Persons" in this Proxy Statement.

        The Board determined that none of these relationships would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit Committee

        During 2010, the Audit Committee met ten (10) times. The Board has determined that each member of the Audit Committee is independent, including the additional independence requirements for Audit Committee membership. The Board has also determined that each member of the Audit Committee is financially literate and that at least one audit committee financial expert, Mr. Cordes, serves on the Audit Committee. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee" included in this Proxy Statement, as well as in the Audit Committee charter. The charter of the Audit Committee was last amended as of February 9, 2010, a copy of which may be obtained on the Company's website at www.gbnk.com under the section entitled "Corporate Governance".

Compensation, Nominating and Governance ("CNG") Committee

        During 2010, the CNG Committee met seven (7) times. The Board has determined that each member of the CNG Committee is independent. The CNG Committee reviews and makes recommendations to the Board of Directors on matters concerning nominees for positions on the Board of Directors; reviews and makes recommendations to the Board regarding the compensation of the directors and director independence; reviews and approves the compensation of the Company's chief executive officer and other executive officers; and reviews and approves the Company's incentive compensation plans and equity-based plans, 401(k) plan, deferred compensation plan(s) and other employee benefit plans. The CNG Committee also assists the Board of Directors in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principles and practices, including the review and approval or ratification of related-party transactions of the Company. The CNG Committee operates under a charter that was amended as of February 9, 2010, a copy of which may be obtained on the Company's website at www.gbnk.com under the section entitled "Corporate Governance".

        In identifying and recommending nominees for positions on the Board of Directors, the CNG Committee places primary emphasis on the criteria set forth under "Selection of Directors" in our Corporate Governance Guidelines, namely: (1) independence qualifications under the NASDAQ listing standards and other qualifications necessary for committee membership; (2) working knowledge of the banking business; (3) experience with businesses and other organizations of comparable size; (4) integrity, accomplishments and reputation in the business community; (5) current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business; (6) personal qualities and characteristics; (7) ability and willingness to commit adequate time to Board and committee matters; (8) the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (9) diversity of viewpoints, backgrounds, experience and other demographics; (10) other factors, such as judgment, skill, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board; and (11) the absence of factors that would reflect negatively on the Company or legally disqualify the director nominee, including without limitation, a criminal conviction or poor reputation.

        In addition, under the terms of the Investment Agreement, dated as of May 6, 2009, as amended, between the Company and the investors named therein, each of (x) Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, the "Patriot Funds"), together, and (y) Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P. (collectively, the "Relational Funds"), together, is entitled to nominate one person to either be elected or appointed as a director or be appointed as an observer to the Company's Board of Directors. Each of the Patriot Funds and the Relational Funds are holders of the Company's Preferred Stock. The Patriot Funds' director nominee was Mr. Wycoff. The Relational Funds elected to have an individual appointed as a Board observer. Further, as long as either the Patriot Funds or the Relational Funds beneficially owns Preferred Stock convertible into at least 4.9% of the outstanding shares of Common Stock or 4.9% of the outstanding shares of Common Stock, the Company is required to recommend to its stockholders the election of the person nominated by either the Patriot Funds or the Relational Funds to be appointed or elected as a director at the Company's annual meeting of stockholders, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the CNG Committee. The CNG Committee approved, and the Board has recommended, the election of Mr. Wycoff as a director at the Annual Meeting.

        The CNG Committee does not set specific, minimum qualifications that nominees must meet in order for the CNG Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors and its committees. The CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The CNG Committee will consider nominees for director nominated by the Company's stockholders in accordance with the Company's Bylaws. The CNG Committee will consider candidates recommended by stockholders against the same criteria as nominees not proposed by stockholders. Stockholders who wish to submit director nominees for consideration by the CNG Committee for election at our 2012 Annual Meeting should follow the process detailed under "Stockholder Proposals and Director Nominations—2012 Annual Meeting" in the Section entitled "Other Business" in this Proxy Statement.

        For further information on the Company's processes and procedures for the consideration and determination of executive compensation, please see the sub-section entitled "Executive Compensation—Compensation Discussion and Analysis" in this Proxy Statement. For further information on the Company's processes and procedures for the consideration and determination of director compensation, please see the Section entitled "Director Compensation" in this Proxy Statement.

Corporate Risk Committee

        During 2010, the Corporate Risk Committee met four (4) times. The Corporate Risk Committee oversees and monitors the risks that arise in the general conduct of our business. The Corporate Risk Committee's duties and responsibilities include overseeing the asset/liability management process of the Company and its subsidiaries, overseeing the Company's credit risk exposure, reviewing and approving the adequacy of the Company's loan loss reserves, reviewing legal and regulatory trends and potential exposures, including monitoring the Company's compliance and progress with any regulatory enforcement or supervisory action applicable to the Company or its bank subsidiary, overseeing the adequacy of the Company's insurance coverage and overseeing the operations risk of the Company such as the Company's business continuity and disaster recovery program, information systems security program and ACH risk exposure. The charter of the Corporate Risk Committee was last amended as of February 9, 2010, a copy of which may be obtained on the Company's website at www.gbnk.com under the section entitled "Corporate Governance".

Family Relationships

        There are no family relationships among any of the directors or executive officers of the Company.

DIRECTOR COMPENSATION

        Director compensation is reviewed by the CNG Committee, which recommends director compensation to the Board for approval. The Company's Corporate Governance Guidelines provide that a peer review of director compensation be conducted at least every three years. The CNG Committee does not regularly use an outside consultant to evaluate director compensation. In November 2010, the CNG Committee requested management to conduct a competitive peer review of director compensation. Management used a peer group of 20 companies, which included all publicly traded banks west of the Mississippi with an asset size between $1.5 billion and $3.5 billion and listed on a major exchange plus one additional publicly traded bank with an asset size of $5.2 billion, PacWest Bancorp. Based upon the review, the CNG Committee recommended to the Board, and the Board approved, that the director compensation continue to remain the same as currently in place for non-management directors, as follows:

  •
  Annual cash retainer of $50,000 paid quarterly in arrears.

  •
  Additional annual cash retainer for committee chairs, $10,000 in the case of the Audit Committee, $5,000 in the case of the CNG Committee and $5,000 in the case of the Corporate Risk Committee, each paid quarterly in arrears.

        On July 30, 2010, Mr. Eggemeyer stepped down as Chairman of the Board, as well as chair of the Corporate Risk Committee, and Mr. Quinn was appointed as Chairman of the Board on August 3, 2010. Prior to July 30, 2010, Mr. Eggemeyer's compensation as Chairman of the Board was $180,000 annually. As a management director, Mr. Quinn does not receive director compensation. On August 3, 2010, Mr. Cordes was appointed as chair of both the Audit Committee and Corporate Risk Committee.

        All directors are reimbursed for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and its committees.

2010 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
G. Hank Brown(1)	17,170	—	17,170
Edward B. Cordes	56,114	—	56,114
John M. Eggemeyer	128,139	—	128,139
Stephen D. Joyce	50,000	—	50,000
Gail H. Klapper	50,000	—	50,000
Kathleen Smythe	50,000	—	50,000
Matthew P. Wagner(2)	35,543	—	35,543
W. Kirk Wycoff	50,000	—	50,000
Albert C. Yates	55,000	—	55,000

(1)
Mr. Brown decided not to stand for re-election at the Company's 2010 Annual Meeting of Stockholders held on May 4, 2010.

(2)
Mr. Wagner resigned from the Board effective as of August 3, 2010. Prior to his resignation, he served as chair of the Audit Committee.

 EXECUTIVE OFFICERS

        The following table sets forth, as to each of the persons who currently serve as executive officers of the Company, such person's age, current position and the period during which such person has served in such position. Following the table is a description of each executive officer's principal occupation during the past five years. On February 8, 2011, Mr. Quinn notified the Company of his intention to resign from the Company and Guaranty Bank and Trust Company effective as of the date of the Company's 2011 Annual Meeting of Stockholders. Mr. Simons, the former Executive Vice President and Chief Credit Officer of the Company and Guaranty Bank and Trust Company, resigned from the Company as of March 9, 2011. The Company is actively searching for a new Chief Executive Officer and Chief Credit Officer of the Company and Guaranty Bank and Trust Company.

Name	Age	Position	Year of Commencing the Position
Daniel M. Quinn	54	Chairman, President and Chief Executive Officer of the Company	2006
Paul W. Taylor	50	Executive Vice President, Chief Financial and Operating Officer and Secretary of the Company	2004

        Daniel M. Quinn.    Mr. Quinn is Chairman, President and Chief Executive Officer of the Company. Mr. Quinn was appointed Chief Executive Officer in 2006, President in 2007 and Chairman of the Board in August 2010. He also holds the same positions with the Company's subsidiary, Guaranty Bank and Trust Company. Prior to becoming the Company's CEO, Mr. Quinn was President of Quinn Financial, LLC, a financial services company, since 2003. Previously, Mr. Quinn spent 24 years with U.S. Bancorp. From 1999 to 2003, he was Vice Chairman of Commercial Banking for U.S. Bank. Previous positions at U.S. Bank include President of U.S. Bank in Colorado (formerly Colorado National Bank). Mr. Quinn graduated from the University of Minnesota with a degree in Finance. He then attended the University of Minnesota Graduate School of Business. Since moving to Colorado from Minnesota in 1990, Mr. Quinn has been active in the Denver community, currently serving on the board for the Denver Metro Boy Scouts and the Challenge Foundation.

        Paul W. Taylor.    Mr. Taylor is Executive Vice President, Chief Financial Officer, Chief Operating Officer and Secretary of the Company and holds the same positions at Guaranty Bank and Trust Company. He is also a director of Guaranty Bank and Trust Company. From 2000 to 2004, he served as Chief Financial Officer of the Company's predecessor. During his 26-year banking and investment banking career, he worked for Alex Sheshunoff Investment Banking as a Director of Mergers and Acquisitions. He was also an investment banker with Century Capital Group, where he advised small businesses on M&A and financing. Mr. Taylor worked for KeyCorp for 12 years in both New York and the Rocky Mountain Region in numerous management positions and left the company as Executive Vice President and Chief Financial Officer of the Rocky Mountain Region.

EXECUTIVE COMPENSATION

Overview of Executive Compensation

        CNG Committee—Scope of Authority.    Pursuant to its charter, among other things, the CNG Committee administers the Company's compensation program and various incentive plans, including the Amended and Restated 2005 Stock Incentive Plan, the Executive Cash Incentive Plan and the Deferred Compensation Plan. The CNG Committee reviews and approves compensation levels of members of executive management, including the executives who are identified in the Summary Compensation Table in this Proxy Statement (whom we refer to as our "Named Executive Officers"), evaluates the performance of the executive management team (including the CEO) and considers executive management succession and related matters. The CNG Committee reviews with the Board all material aspects of compensation for the Company's executive officers. Under its charter, the CNG Committee has the authority to delegate any of its duties and responsibilities (or functions) to a subcommittee of the CNG Committee consisting of one or more members, as appropriate and to the extent permitted by law. The CNG Committee's charter also permits the approval of any equity awards to Section 16 directors and officers by a subcommittee of "non-employee directors" (as defined in Rule 16b-3 of the Securities Exchange Act of 1934).

        Compensation Philosophy and Objectives.    The first goal of our compensation program is to link a considerable portion of executive compensation to the financial performance of the Company and to align the interests of our executive officers with the interests of our stockholders. The CNG Committee seeks to achieve this goal by primarily tying meaningful annual bonuses and long-term performance-based awards, historically in the form of restricted stock grants, to key performance goals that are tied to measures that are meaningful to our stockholders.

        The second goal of our compensation program is to attract, motivate and retain highly competent executives who will provide leadership for the Company's success. Our executives, and particularly our Named Executive Officers, are talented managers and they are often presented with opportunities at other institutions, including opportunities at potentially higher compensation levels. The Company does not have employment agreements with any of its executive officers. Accordingly, the CNG Committee seeks to achieve this goal by setting base compensation and incentives at competitive levels and by awarding long-term incentives in the form of substantial stock-based awards based on achieving corporate goals that are meaningful to our stockholders. The CNG Committee periodically reviews executive compensation levels paid by publicly traded financial institutions across a similar range of asset size to the Company, based on available data. The CNG Committee intends to pay total compensation at the high end of the compensation scale, but only if the Company achieves its performance measures at the high end of the peer group.

        We combine the compensation elements for each of our executive officers in a way we believe will maximize such executive's contribution to the Company. The CNG Committee has not established a policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the CNG Committee reviews and considers information and data provided by either consultants or management, including surveys or databases to which the Company subscribes, to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation.

        Review of Executive Compensation Program.    The CNG Committee does not regularly use an outside consultant and determined not to employ an outside consultant in 2009 and 2010. In connection with the Company becoming a publicly traded company in 2005, upon recommendation of the Company's Chairman, the CNG Committee hired ECG Advisors, LLC, an outside compensation consultant, to conduct a competitive review of our executive compensation program. The consultant's overall finding was that our executive compensation was in line with the peer group and our compensation philosophy. In 2008, the CNG Committee compared the Company's executive compensation against a group of publicly traded, financial institutions across a similar range of asset size to the Company that the Company uses to compare its financial performance against. To assist the CNG Committee's review and evaluation of executive compensation in 2008, data was provided from SNL Financial, which was compiled by Castle Creek Financial.

        Components of Compensation.    The key components of our executive compensation program consist of a base salary, annual cash bonus opportunity under our Executive Cash Incentive Plan and periodic grants of time-based and performance-based restricted stock under our Amended and Restated 2005 Stock Incentive Plan. Our executives can defer base salary through our tax-qualified 401(k) plan. The Company determined to terminate its Deferred Compensation Plan in 2010. In addition, we provide change-in-control severance protection to our executive officers through our Change in Control Severance Plan. We also provide certain perquisites to our executive officers, such as a car allowance, parking and long-term care and disability insurance. At least annually, the CNG Committee reviews tally sheets containing all components of compensation payable to the CEO and the other executive officers, in terms of current compensation and long-term and incentive compensation, to ensure that the compensation program is meeting the goals of the Company's compensation philosophy. If the Chairman of the Board and the CEO are two separate individuals, the Chairman makes recommendations regarding the amount and form of compensation for the CEO, and the CEO makes recommendations regarding the amount and form of compensation for the other executive officers, to the CNG Committee. If the Chairman of the Board is also the CEO, the CEO makes recommendations to the CNG Committee regarding the amount and form of compensation for the executive officers, including himself. Based on these recommendations, the CNG Committee evaluates and determines the amount and form of compensation for the CEO and the other executive officers.

        Base Salary—The CNG Committee reviews the base salary of the CEO and the other executive officers. The CNG Committee does not tie its base salary decisions to any particular formulas, measurements or criteria, but members take into account the Company's performance, internal equity pay, individual executive performance and compensation levels paid by our peer group, as well as economic conditions in the Company's market area.

        Annual Cash Incentive Compensation—Pursuant to the Company's Executive Cash Incentive Plan, annual cash bonuses are paid to executives based on the achievement of pre-established quantitative and qualitative performance measures. Quantitative performance measures may include, but are not limited to: net income; return on average assets ("ROA"); cash ROA; return on average equity ("ROE"); cash ROE; earnings per share ("EPS"); cash EPS; stock price; efficiency ratio; and book value per share. Each quantitative performance measure operates independently (i.e., it is possible for one measure to generate an award and not the other) and quantitative performance measures are individually weighted (i.e., one measure may be counted more heavily in calculating awards than the other). Qualitative performance measures may include or relate to, but are not limited to: the execution of strategic goals, the quality of the Company's regulatory relationships, individual contributions to the Company's performance, credit-related goals, expense management goals or such other key qualitative measures tied to current or future Company performance. The qualitative performance measures operate together and are not individually weighted. Awards earned on the basis of the quantitative performance measure(s) may be increased or decreased based on the achievement of qualitative performance measures. The achievement of qualitative performance measures may result in awards even if quantitative performance measure(s) are not achieved at the threshold level and may result in awards above the maximum performance level. Likewise, non-achievement of qualitative performance measures may result in no awards even if quantitative performance measure(s) are achieved at or above the threshold level and may result in awards below the minimum threshold performance level. The CNG Committee has the authority to subjectively evaluate the achievement of qualitative performance measures and increase or decrease awards based on its evaluation. Not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company's executive management team who are deemed by the CNG Committee to have achieved superior performance during the fiscal year.

        Stock-Based Awards—Stock-based awards granted to executive officers of the Company under our Amended and Restated 2005 Stock Incentive Plan may be granted from time to time at the discretion of the CNG Committee upon its own determination or recommendation from the CEO with respect to grants to other executive officers. To the extent grants are made to our executive officers, they would typically occur in connection with an executive's hiring or during the first quarter along with the formal annual evaluation of the executives' total compensation. Additionally, grants may also coincide with promotions or the vesting of a previous grant. In line with the Company's compensation philosophy of awarding long-term equity incentives, in 2010, the CNG Committee implemented a long-term stock award program with respect to executive officers, with the objective of granting annual performance-based awards having a performance cycle of three years. Other than to create performance incentives for executive officers, the CNG Committee may grant stock-based awards for recruiting and retention purposes.

        In considering whether to grant an equity award and the size of the grant to be awarded, the CNG Committee considers, with respect to each executive officer, the salary level, the contributions expected toward the growth and profitability of the Company and, to the extent available, survey data indicating grants made to similarly situated officers at comparable financial institutions. The CNG Committee decides whether to approve the grant of equity awards, and the terms of such grant, after deliberation in executive session with respect to grants to the CEO and after discussion with the CEO with respect to grants to other executive officers.

        The Company has chosen to grant time-based and performance-based restricted stock in lieu of granting stock options as future incentive compensation. The Company decided to use performance-based restricted stock instead of stock options as a major component of the incentive compensation for its executive officers because it more closely ties the incentive pay of executives to the performance of the Company and has a less dilutive effect to stockholders than stock option grants. The value of both time-based and performance-based restricted stock fluctuates directly with changes in our stock price and, with respect to performance-based restricted stock, only vests to the extent that specific performance targets are achieved. No vesting occurs, and the granted shares are forfeited, if the minimum or set performance target is not met. Time-based restricted stock grants generally vest in thirds on each of the second, third and fourth anniversaries of the commencement of the vesting period (typically hire date or CNG Committee approval date), and the recipient of the grant is entitled to receive dividends, if any, only with respect to the underlying shares that vest. Occasionally, the CNG Committee sets a three year vesting period, with the grant vesting in thirds on each of the first, second and third anniversaries of the commencement of the vesting period. All granted shares accelerate vesting upon a change in control of the Company, as defined in the Amended and Restated 2005 Stock Incentive Plan.

        401(k) Plan—Our 401(k) plan allows executives and other participants to defer a portion of their compensation. The Company also provides a matching contribution to the 401(k) plan. Through 2010, the Company matched 100% of each dollar contributed by a participant to the 401(k) plan up to four percent (4%) of a participant's base salary, subject to IRS limitations. Starting in 2011, the Company will match 50% of each dollar contributed by a participant to the 401(k) plan, with such participant contribution limited to four percent (4%) of the participant's base salary (subject to IRS limitations) for purposes of the match. In other words, the Company can match up to a maximum of 2% of a participant's base salary, subject to IRS limitations.

        Deferred Compensation Plan—Since 2005, the Company has maintained a deferred compensation plan for a select group of management or highly compensated employees and non-employee members of the Board. The plan, which is meant to be an unfunded deferred compensation plan, is intended to be exempt from certain requirements of the Employee Retirement Income Security Act of 1974. The plan allows the participants to defer up to 80% of their salary and up to 100% of their bonus or incentive compensation, and up to 100% of cash fees in the case of directors, until termination or upon the occurrence of other specified events (e.g., disability, previously specified dates, and unforeseeable emergencies). Generally, once a participant makes an election regarding the time of his or her deferred compensation payout, he or she may only modify that election if such modification occurs at least one year before the payout would begin if not modified and does not cause any amounts to be paid to the participant for at least five years after the payout would have begun if not modified. The plan permits participants to elect to have deferred amounts deemed to be invested in a variety of publicly available, unaffiliated mutual funds or Company common stock (deemed investments in Company common stock may not be reallocated to other deemed investments). The plan does not guarantee any minimum rate of return, and returns are determined solely by the performance of the participant's investments. Participation in the plan is voluntary and participants may change their elections annually, or otherwise as permitted by the plan and applicable regulations governing the deferred tax treatment of the plan. The Company pays all applicable fees and expenses relating to the administration of the plan and may, in its sole discretion, make additional contributions to participants' accounts. No such contributions were made to the accounts of Named Executive Officers in 2009 or 2010. At the end of 2009, due primarily to a low participation rate and the overall administration costs, the Company determined not to offer eligible or existing participants under the Company's deferred compensation plan the ability to defer any compensation for 2010. At the end of 2010, the Company determined to terminate the plan, with any remaining distributions to occur in 2011. The only Named Executive Officer who is a participant in the plan is Mr. Taylor, whose aggregate balance in the plan was less than $10,000 at the end of 2010.

        Change in Control Protection—The Company adopted a Change in Control Severance Plan, which provides for severance compensation for our executive officers in the event of termination without cause or for good reason within two years following a change in control. The purpose of the plan is to assist in recruiting, encourage retention and minimize the uncertainty and distraction caused by a potential acquisition, and to allow our executive officers to focus on performance by providing transition assistance if there is a change in control. In addition, the plan is intended to align executive and stockholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives' own employment. The Company believes that change in control arrangements should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive's personal wealth. Therefore, the severance plan requires that there be both a change in control and an involuntary termination without "cause" or a voluntary termination for "good reason", which is often referred to as a "double-trigger". The double-trigger ensures that the Company will become obligated to make payments under the severance plan only if the executive is actually or constructively discharged as a result of the change in control. In addition, under the Company's Amended and Restated 2005 Stock Incentive Plan, all granted equity awards fully vest upon a change in control. The Company determined that accelerated vesting is appropriate under this circumstance as a means to attract and retain executives in light of the uncertainty regarding consolidation in the banking sector. For more information on the severance plan, please see "Payments on Termination or Change of Control" in this Proxy Statement.

        Section 162(m) Deductibility.    Under Internal Revenue Code Section 162(m), the Company's tax deduction may be limited to the extent total compensation paid to the CEO or to any of the other three most highly compensated executive officers (other than the CFO) exceeds $1 million in any one tax year. The deduction limit does not apply to payments that qualify as "performance-based" provided certain requirements are met, including receipt of stockholder approval. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but restricted stock and restricted stock awards (other than performance-based stock and performance-based stock awards) may not be exempt if the aggregate compensation of the executive officer would exceed the limit. Generally, it is the intent of the CNG Committee to structure the Company's cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. However, the CNG Committee reserves the discretion to make payments or stock-based awards that are not tax deductible.

Compensation Summary for 2010 and 2009

        The following table sets forth the 2010 and 2009 compensation for the persons who served as CEO during 2010 and for each of the two most highly compensated executive officers of the Company other than the CEO who were serving as executive officers at the end of 2010. These persons are referred to collectively as the "Named Executive Officers".

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Daniel M. Quinn	2010	450,000	—	225,000	202,500	32,426	909,926
Chairman, President and Chief	2009	450,000	—	—	—	32,486	482,486
Executive Officer
Paul W. Taylor	2010	300,000	—	150,000	108,000	34,996	592,996
Executive Vice President, Chief	2009	296,875	—	—	—	35,796	332,671
Financial and Operating Officer and
Secretary
James K. Simons	2010	247,000	—	123,500	—	23,100	393,600
Former Executive Vice President and	2009	247,000	—	—	—	23,815	270,815
Chief Credit Officer

(1)
Mr. Quinn was appointed Chairman of the Board as of August 3, 2010. Mr. Taylor was appointed Chief Operating Officer as of February 10, 2009 and Secretary as of March 16, 2009. Mr. Simons resigned from the Company effective March 9, 2011.

(2)
Reflects the pre-tax fair value of the stock awards as of the date of grant based on the probable outcome of the performance conditions of 190,678, 127,118 and 104,662 shares of performance-based awards granted in 2010 to Mr. Quinn, Mr. Taylor and Mr. Simons, respectively. In addition, there were 95,339, 63,559 and 52,331 shares of stock awards granted in 2010 to Mr. Quinn, Mr. Taylor and Mr. Simons, respectively, which are excluded from the above table because they were not expected to vest as of the date of grant since they represent awards for exceeding the targeted performance conditions. Based on the grant date stock price, such excluded stock awards have a value of $112,500, $75,000 and $61,750 for Mr. Quinn, Mr. Taylor and Mr. Simons, respectively. Please refer to the "Stock-Based Awards" subsection below for a discussion of the performance targets, vesting, the applicability of dividends and other terms regarding these performance-based awards.

(3)
Reflects payments made under the Company's Executive Cash Incentive Plan. Please refer to the "Annual Cash Incentive Compensation" subsection below for a discussion of the performance targets and other criteria regarding these cash incentive awards. Mr. Simons was not paid a cash incentive award due to his departure.

(4)
The following table sets forth the components of all other compensation reported above for the Named Executive Officers in 2010.

2010 All Other Compensation

Name	Perquisites/Personal Benefits ($)(a)	Company Contributions to 401(k) Plan ($)	Total ($)
Daniel M. Quinn	22,676	9,750	32,426
Paul W. Taylor	25,996	9,000	34,996
James K. Simons	14,455	8,645	23,100

(a)
The amounts reported above relate to the following perquisites or personal benefits: car allowance, premiums for executive long-term care and disability insurance, parking and cell phone reimbursements.

        2010 Compensation.    The Board (with respect to the CEO) and the CNG Committee reviewed and evaluated all components of compensation with respect to the executive officers for 2010.

        CEO Compensation.    Mr. Quinn was hired as CEO in May 2006 and given the additional title of President as of January 1, 2007. Mr. Quinn was appointed as Chairman of the Board on August 3, 2010. At the time Mr. Quinn was hired as CEO, the Board and CNG Committee, in determining and approving Mr. Quinn's compensation package, considered Mr. Quinn's level of qualifications and experience and the compensation levels of the Company's then existing executive officers. In addition, at such time, the Company's management performed a comparative review of CEO compensation against the Company's peer group. It was the CNG Committee's intent to position the base salary, annual bonus and stock-based award components of Mr. Quinn's compensation generally at or above the median of this group but below the 75th percentile. At the time Mr. Quinn was hired, the Company entered into an employment agreement with Mr. Quinn, which provided certain severance benefits upon a covered termination of employment within two years following a change in control. The employment agreement was subsequently terminated in late 2006 in connection with the adoption of the Company's Change in Control Severance Plan.

        In February 2010, the Board reviewed and evaluated Mr. Quinn's performance and compensation in executive session. Based upon such evaluation, the Board determined not to change either Mr. Quinn's base salary compensation or his participation levels under the Executive Cash Incentive Plan for 2010 (see "Annual Cash Incentive Compensation" below). In addition, at such time, neither the Board nor the CNG Committee granted any equity awards to Mr. Quinn. In making these decisions, the Board and the CNG Committee felt that Mr. Quinn's overall compensation package continued to be sufficiently adequate in light of the Company's compensation philosophy.

        In August 2010, in connection with the CNG Committee's implementation of a new long-term stock award program with respect to executive officers, Mr. Quinn was granted performance-based stock awards. See "Stock-Based Awards" below for further information with respect to these awards.

        Base Salary—Other Executive Officers.    In February 2010, the CNG Committee reviewed the base salaries of the other executive officers. Based upon the recommendations of the CEO, the CNG Committee determined not to increase 2010 base salaries for the other executive officers.

        Annual Cash Incentive Compensation.    In February 2010, the Board and the CNG Committee determined the participation levels and the annual quantitative performance measures, as well as certain qualitative performance measures under our Executive Cash Incentive Plan for 2010.

Participation levels are expressed as a percentage of base salary for each of the "threshold", "target" and "maximum" quantitative performance levels. Under the plan, awards earned or not earned on the basis of the quantitative performance measure(s) may be increased or decreased based on the achievement of qualitative performance measures.

        Quantitative Performance Measures.    For 2010, the following quantitative performance measures and related targets, along with the respective weights of such targets, were established:

		% of Target Payout and Targets
Weight	Performance Measures
		25%	50%	75%	100%
50%	Classified Assets/Capital & ALLL	75%	70%	65%	55%
25%	4th Quarter Net Interest Margin	3.80%	3.90%	4.0%	4.10%
25%	Reduction in Non-Core Deposits	20%	25%	30%	35%

        In addition, a performance multiplier of 1.2x is applied, i.e., enhancing the overall quantitative quotient above by 1.2x, if the Company's regulatory composite CAMELS rating improves.

        The following are the participation levels that were approved for 2010 (mathematical interpolation is used to calculate the bonus for achievement below or above the participation levels established below):

Achievement Level (% of Total Targets)
Executive Officer	Target Performance— 100% of Total Targets	Maximum Performance— Over 100% of Total Targets
CEO	100% of Base Salary	Committee Discretion
Other Executive Officers	80% of Base Salary	CEO/Committee Discretion

        For 2010, the "Classified Assets/Capital & ALLL" performance measure was achieved at the 25% Target Payout level and the "Reduction in Non-Core Deposits" performance measure was achieved at the 100% Target Payout level, while the "4th Quarter Net Interest Margin" performance measure was not achieved. In addition, the performance multiplier of 1.2x was triggered. In the aggregate, a 45% payout level was achieved under the quantitative performance measures. Accordingly, under the quantitative performance measures for 2010, Mr. Quinn was eligible for a $202,500 cash bonus, Mr. Taylor was eligible for a $108,000 cash bonus and Mr. Simons was eligible for a $88,920 cash bonus.

        Qualitative Performance Measures.    In addition to the quantitative performance measures, the following qualitative performance measures were established for 2010:

  (1)
  Achieve budgeted net income

  (2)
  Maintain the December 31, 2009 ALLL to non-performing loans ratio at 87%

  (3)
  Achieve budgeted core deposit growth

  (4)
  Individual contributions to the Company's performance

        For 2010, the first two qualitative measures were not achieved while the third qualitative measure was achieved. Individual contributions to the Company's performance were also considered by the CNG Committee.

        In addition, for 2010, awards under the Executive Cash Incentive Plan were subject to disqualification if the Company and Guaranty Bank and Trust Company (the "Bank") did not comply with the Written Agreement, dated January 22, 2010, by and among the Company, the Bank, the

Federal Reserve Bank of Kansas City and the State of Colorado Division of Banking (the "Written Agreement"). The Company and the Bank were, during 2010 and as of February 2011, in compliance with the Written Agreement.

        Given the circumstances of Mr. Quinn's announced resignation and the CNG Committee's discretion to increase or decrease awards under the Executive Cash Incentive Plan based on the achievement or non-achievement of qualitative performance measures, the CNG Committee determined, with the concurrence of the independent directors of the Board, to award the cash bonuses to each of Messrs. Quinn and Taylor under the Executive Cash Incentive Plan subject to the negotiation of certain retention arrangements with each of Messrs. Quinn and Taylor. Mr. Simons, however, became ineligible for the cash bonus award (subject to certain retention arrangements) due to his resignation and departure. See "Retention Agreements" below for further information.

        In making such determination with respect to Mr. Quinn, the CNG Committee and the independent directors of the Board believed it was important to (A) incentivize Mr. Quinn to remain with the Company and the Bank through the Annual Meeting Date to facilitate a smooth management transition and (B) protect the Bank, primarily with respect to its customers and employees. In order to secure a legally defensible non-solicitation provision (with respect to both customers and employees) as well as a full waiver and release and a non-disparagement provision from Mr. Quinn, the CNG Committee, with the concurrence of the independent directors of the Board, determined it was necessary to offer additional consideration in the form of the acceleration of vesting of 95,339 shares of restricted stock awards granted to Mr. Quinn in August 2010, whereby all 95,339 shares would vest as of the date of the Annual Meeting. See "Stock-Based Awards" below for further information with respect to these stock awards.

        In making such determination with respect to Mr. Taylor, the CNG Committee and the independent directors of the Board believed it was important to incentivize Mr. Taylor to stay with the Company since they believed he is critical to the Company's future success.

        Retention Agreements.    On February 28, 2011, the Company entered into a transition retention agreement with Mr. Quinn and a retention agreement with Mr. Taylor. No retention agreement was entered into with Mr. Simons and no cash incentive award was made to Mr. Simons due to his resignation and departure from the Company.

        With respect to Mr. Quinn, the agreement provides that the Company will pay the cash bonus of $202,500 under the Executive Cash Incentive Plan; however, Mr. Quinn agrees to repay 100% of the bonus, less any unrecoverable taxes or other withholdings imposed on the bonus, (1) within thirty (30) days following the termination date of his employment with the Company if he chooses to terminate his employment prior to the date of the Annual Meeting or (2) if any necessary regulatory non-objections or approvals are not obtained with respect to the arrangements under the agreement. In addition, as a further inducement for Mr. Quinn to remain in his position as Chairman, Chief Executive Officer and President through the date of the Annual Meeting, the Company agreed to accelerate the vesting of 95,339 shares of restricted stock awards granted to Mr. Quinn in August 2010, whereby all 95,339 shares will vest as of the date of the Annual Meeting, subject to any required notice, non-objection or approval of the Company's and the Bank's regulators. As part of the agreement, Mr. Quinn agreed to a (A) non-solicitation covenant with respect to the Company's and Bank's employees and customers for nine months following the termination of his employment, (B) full waiver and release of claims against the Company, the Bank and any of their present and former employees, directors, officers and agents and (C) non-disparagement provision.

        With respect to Mr. Taylor, the agreement provides that the Company will pay the cash bonus of $108,000 under the Executive Cash Incentive Plan; however, Mr. Taylor agrees to repay 100% of the bonus, less any unrecoverable taxes or other withholdings imposed on the bonus, (1) within thirty (30) days following the termination date of his employment with the Company if he chooses to terminate his employment prior to December 31, 2011 or (2) if any necessary regulatory non-objections or approvals are not obtained with respect to the arrangements under the agreement.

        Stock-Based Awards.    In August 2005 (75,000 shares with respect to Mr. Taylor), May 2006 (300,000 shares with respect to Mr. Quinn) and March 2007 (30,000 shares with respect to Mr. Simons), the CNG Committee granted long-term performance-based restricted stock awards to the executive officers. The CNG Committee made these grants in connection with the hiring of the executive officers, with the purpose to either recruit or enhance retention of the executives and in each case to provide additional incentives to such officers to improve performance and ultimately increase stockholder value. With respect to these performance-based restricted stock grants, none of the grants has vested, in part or in whole. These performance-based restricted stock grants vest, in whole or in part, based upon the achievement of long-term cash EPS targets and the attainment of a regulatory management rating of satisfactory, which are evaluated annually. The CNG Committee set the threshold or initial cash EPS target in 2005 at $1.00 and the maximum cash EPS target at $1.33. Upon meeting the threshold or initial cash EPS target of $1.00 (assuming the regulatory rating is satisfied), 50% of the grant will vest. Thereafter, the grant will vest on a straight-line basis until either the grant fully vests at the maximum cash EPS target of $1.33 or the grant expires. Any unvested shares of existing grants expire and are forfeited if the performance targets are not met by the year 2012. Upon vesting 50% of a specific grant, the recipient of the grant is entitled to receive dividends, if any, on both the vested and unvested shares underlying the grant at the same rate paid to stockholders generally. Based on management's analysis, management has determined that it is not probable that the Company will meet any of the cash EPS targets on or before December 31, 2012. The restrictions on all the shares of performance-based restricted stock lapse, and the shares would immediately vest, upon a change in control of the Company.

        In addition, in March 2007, the CNG Committee granted Mr. Simons 30,000 shares of time-based restricted stock awards in connection with the recruitment and hiring of Mr. Simons.

        In February 2008, the CNG Committee, in conjunction with the overall evaluation of the compensation of the executive officers and based upon the recommendation of the CEO, granted 20,000 shares of time-based restricted stock, with a three year vesting period, to each of the executive officers other than the CEO. These grants were primarily made on the basis of retention, with the CEO's, then Chairman of the Board's and CNG Committee's desire to continue to maintain a strong executive team.

        In August 2010, in connection with the CNG Committee's implementation of a new long-term stock award program with respect to executive officers, with the objective of granting annual performance-based awards having a performance cycle of three years, each of the Named Executive Officers was granted two different sets of performance-based stock awards. The targeted number of shares for the combined grants was based on 50% of the executive's annual base salary.

        With respect to the first set of stock awards, the overall vesting of the award is contingent on the termination of the regulatory Written Agreement. If the Written Agreement terminates on or before December 31, 2013, the stock award will vest in accordance with the time-vesting schedule of one-third of the award vesting on each of December 31, 2011, December 31, 2012 and December 31, 2013. If the Written Agreement is not terminated on or before December 31, 2013, the stock award will not vest and the stock award will expire. Dividends would not be paid on the award unless and until the award vested. Mr. Quinn was granted 95,339 shares, Mr. Taylor was granted 63,559 shares and Mr. Simons was granted 52,331 shares of this stock award. Since Mr. Simons departed the Company as of March 9, 2011, all of his unvested stock awards, including this stock award, were forfeited.

        With respect to the second set of stock awards, the vesting of the award is based on two equally weighted metrics—average pre-tax return on assets (ROA) and average pre-tax income. The targets for each metric were determined based on the Company's internal five year financial plan. The amount of shares to be vested is determined by where the metric's actual performance would fall within a 90% ("threshold level") to 110% ("maximum level") range of the performance target ("target level"). The number of vested shares would be determined on a continuous scale by interpolation, with 25% of the targeted shares vesting at the threshold level, 100% of the targeted shares vesting at the target level and 200% percent of the targeted shares vesting at the maximum level. Similar to the first set of awards, the overall vesting of the award is contingent on the termination of the Written Agreement. This stock award expires as of December 31, 2012. Dividends would not be paid on the award unless and until the award vested. Pursuant to this stock award, Mr. Quinn has an opportunity to earn 23,834 shares at the threshold level, 95,339 shares at the target level and 190,678 shares at the maximum level. Mr. Taylor has an opportunity to earn 15,889 shares at the threshold level, 63,559 shares at the target level and 127,119 shares at the maximum level. Mr. Simons had an opportunity to earn 13,082 shares at the threshold level and 52,331 shares at the target level and 104,661 shares at the maximum level.

        The following table presents the performance measures, weights, targets and achievement levels for this second set of stock awards:

	Performance Targets				% of Targeted Shares Vested
Metric	Weight	Threshold	Target	Maximum	Threshold	Target	Maximum
2010—12 Weighted Average(1) Pretax Return on Assets	50%	0.64%	0.71%	0.78%	25%	100%	200%
2010—12 Weighted Average(1) Pretax Net Income (dollars in millions)	50%	$12.9	$14.3	$15.7	25%	100%	200%

(1)
Weighted average is based on the following: 20% for 2010, 20% for 2011 and 60% for 2012. 2010 is only based on the six months ended December 31, 2010.

        The following table presents, with respect to the Named Executive Officers, outstanding equity awards at the end of 2010.

2010 Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
				Performance Based Equity Incentive Plan Awards:
		Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)
Name	Grant Date			Number of Unearned Shares (Unvested)(#)(3)	Market Value of Unearned Shares (Unvested)($)(2)
Daniel M. Quinn	5/16/2006	—	—	150,000	213,000
	8/6/2010	—	—	95,339	135,381
	8/6/2010	—	—	23,834	33,844
Paul W. Taylor	8/11/2005	—	—	37,500	53,250
	2/11/2008	6,667	9,467	—	—
	8/6/2010	—	—	63,559	90,254
	8/6/2010	—	—	15,889	22,562
James K. Simons	3/21/2007	10,000	14,200	—	—
	3/21/2007	—	—	15,000	21,300
	2/11/2008	6,667	9,467	—	—
	8/6/2010	—	—	52,331	74,310
	8/6/2010	—	—	13,082	18,576

(1)
With respect to each of Mr. Taylor and Mr. Simons, the 6,667 shares of time-based restricted stock vested on February 11, 2011. With respect to Mr. Simons' 10,000 shares of time-based restricted stock, these shares vested on March 1, 2011.

(2)
Market value is determined using the December 31, 2010 closing price of the Company's common stock of $1.42 per share.

(3)
Represents shares of performance-based restricted stock at the "threshold" performance level. Please refer to the "Stock-Based Awards" subsection above for a discussion of the performance targets, vesting, the applicability of dividends and other terms regarding these performance-based awards. Since Mr. Simons departed the Company as of March 9, 2011, all of his unvested stock awards were forfeited.

Payments on Termination or Change in Control

        Change in Control Severance Plan.    The Company has a Change in Control Severance Plan (the "CIC Plan"), of which the executive officers of the Company are participants. Currently, as a result of the Company being subject to the regulatory Written Agreement, any payments to be made under the CIC Plan are subject to the prior approval of the Company's primary federal regulator, the Federal Reserve, with the concurrence of the FDIC.

        The CIC Plan is a "double trigger" program, meaning payments are made only if the employee is terminated without cause or for good reason within the two years following a change in control. Under those circumstances, the Company will (i) provide or pay, as the case may be, the participant (A) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual bonus for the year in which the participant is terminated, and (B) a designated multiple of the participant's annual compensation (annual base salary plus the average annual bonus for the two most recent years)

and (ii) provide the participant and his or her dependents with medical, dental and vision coverage for the number of years corresponding to the participant's severance multiple, unless the participant obtains other health coverage. If a participant is subject to any excise tax imposed under Section 4999 of the Internal Revenue Code by reason of a change in control, then the Company will pay to the participant an amount as specified in the CIC Plan, subject to a potential severance cutback (i.e., if the amounts payable to the participant do not exceed 110% of the greatest amount that could be paid to him without triggering the excise tax, then the amount payable will be reduced to that amount). In consideration for the severance, a participant will be subject to a non-solicitation covenant following any termination of his or her employment for the number of years corresponding to the participant's severance multiple. In addition, any participant with a severance multiple greater than 2 will be subject to a non-competition covenant for two years following any termination of his or her employment. Mr. Quinn has a severance multiple of 3 and each of the other executive officers has a severance multiple of 2. The Plan is administered by the Company's Compensation, Nominating and Governance Committee. Under the CIC Plan:

  •
  a "Change in Control" generally means (1) a change in the majority control of the Company; (2) a change in the majority (two-thirds under the Amended and Restated 2005 Stock Incentive Plan) control of the Company's Board of Directors; or (3) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company's shareholders do not hold at least 55% (70% under the Amended and Restated 2005 Stock Incentive Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (two-thirds under the Amended and Restated 2005 Stock Incentive Plan) of the board of directors of the resulting company.

  •
  "Good Reason" generally means (1) the executive is assigned duties inconsistent with his position and present responsibilities; (2) the executive's base salary is reduced or benefits are significantly reduced; (3) the executive is terminated other than for Cause (see below); or (4) the executive is required to be based more than 30 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination do not generally constitute Good Reason.

  •
  "Cause" generally refers to (1) an executive's intentional, continued failure to perform his duties for reasons other than physical or mental illness; (2) an intentional illegal act or gross misconduct demonstrably injurious to the Company to more than a minimal extent; (3) an intentional act of fraud, embezzlement or theft in connection with the business of the Company; (4) a felony or a misdemeanor involving moral turpitude; or (5) an intentional breach of corporate fiduciary duty involving personal profit.

        Amended and Restated 2005 Stock Incentive Plan.    Under the Company's Amended and Restated 2005 Stock Incentive Plan, any unvested equity awards fully vest on a change in control. No termination of employment is required. The differences between the definition of "Change in Control" under the 2005 Stock Incentive Plan and the definition under the CIC Plan are noted in the first bullet point above.

        Employee Severance Pay Plan.    This plan generally provides certain benefits to both salaried and hourly part-time and full-time employees ("eligible employees") whose employment is involuntarily terminated because of layoffs, permanent reductions in force, cutbacks in business, the discontinuance of all or any part of the Company's operations or the elimination of an eligible employee's job resulting from a change in the company's business (organizational or otherwise) or from the Company's acquisition of, or merger with, another financial institution. Benefits provided under the plan include a

(i) basic severance benefit in which eligible employees receive compensation equal to one pay period based on, for salaried employees, the employee's weekly base salary or, for hourly employees, the employee's hourly wage multiplied by the number of hours that employee is scheduled to work; and (ii) a supplemental severance benefit. The supplemental severance benefit provides employees with less than one year of continuous service with four weeks of salary, and employees with one or more year of continuous service with four weeks of salary and one additional week of salary for each full year of service beginning with the first year. In addition, the plan provides eligible employees at the senior vice president level with a minimum severance payment of twelve weeks and eligible employees at the executive vice president level with a minimum severance payment of sixteen weeks. This plan is not available to executive officers to the extent that their terminations are covered by the CIC Plan. Currently, as a result of the Company being subject to the regulatory Written Agreement, any payments to be made under this plan may be subject to the prior approval of the Company's primary federal regulator, the Federal Reserve, with the concurrence of the FDIC.

        Generally Available Benefits.    The Company provides limited termination benefits on a non-discriminatory basis to salaried employees generally. These payments and benefits include accrued salary and vacation pay and distributions of previously vested plan balances under the Company's 401(k) plan. Under the Company's 401(k) plan, upon a change in control, any unvested Company contributions would fully vest.

REPORT OF THE AUDIT COMMITTEE

        The role of the Audit Committee is to (i) assist Board oversight of (a) the integrity of the Company's financial statements, (b) the Company's legal, regulatory and compliance matters, (c) the independent auditors' qualifications and independence and (d) the performance of the independent auditors and the Company's internal audit function; (ii) decide whether to appoint, retain or terminate the Company's independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (iii) prepare this Report. The Board has determined, upon recommendations from the CNG Committee, that each member of the Audit Committee is independent and financially literate and that at least one member, Edward B. Cordes, is qualified as an audit committee financial expert, in each case in accordance with the rules of the SEC and the listing standards of NASDAQ.

        The Audit Committee operates pursuant to a written charter that was amended as of February 9, 2010. A copy of the Audit Committee charter may be obtained on the Company's website at www.gbnk.com under the section entitled "Corporate Governance". As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

        The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2010 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors' independence.

        Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for 2010 be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Edward B. Cordes, Chairman
Stephen D. Joyce
Kathleen Smythe
W. Kirk Wycoff

 CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

        John M. Eggemeyer, currently one of the Company's directors and previously served as the Chairman of the Board prior to July 30, 2010, is a co-founder and chief executive of Castle Creek Financial LLC. From 2004 to July 30, 2010, the Company was party to an agreement with Castle Creek Financial pursuant to which Castle Creek Financial was engaged as the exclusive financial advisor to the Company and any entities the Company may form, acquire or invest in, in connection with any effort by the Company to acquire or invest in other financial institutions, effect a sale of the Company or a material amount of the Company's assets or pursue a financing or recapitalization transaction. The agreement provided for the payment of the following fees upon the consummation of certain transactions: (a) 1.5% of the aggregate consideration paid in the event the Company is sold; and (b) in the event of an acquisition of another financial institution by the Company: 1.0% of the aggregate value of the transaction if the aggregate value is $20 million or less; and, if the aggregate value is over $20 million, $200,000 plus 0.75% of the amount of the transaction in excess of $20 million. Castle Creek Financial was also entitled to reimbursement of its reasonable expenses incurred on behalf of the Company. Castle Creek Financial remains entitled to its fees pursuant to the terms of the contract should the Company engage in a transaction (i) on which Castle Creek Financial provided advice or participated in discussions with any of the investors in such transaction or (ii) with any of the parties as to which Castle Creek Financial advised the Company or with whom the Company engaged in discussions regarding a possible transaction prior to the termination of the agreement with Castle Creek Financial, provided that such transaction is completed within 18 months of July 30, 2010. In 2009 and 2010, the Company did not pay any fees to, or reimburse any expenses of, Castle Creek Financial, other than the reimbursement of expenses of Mr. Eggemeyer in his capacity as a director of the Company.

        Certain directors and executive officers and corporations and other organizations associated with them and members of their immediate families were customers of and had banking transactions, including loans in certain cases, with the Company's subsidiary bank in the ordinary course of business in 2009 and 2010. These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with persons not related to the Company. These transactions did not involve more than the normal risk of collectability or present other unfavorable features. The Company expects its subsidiary bank to have banking transactions with such persons in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

        The Audit Committee has reappointed Crowe Horwath LLP ("Crowe Horwath") as the independent registered public accounting firm to audit the financial statements of the Company for 2011. Crowe Horwath has audited the financial statements of the Company since 2007.

Fees and Services

        The following is a description of fees paid or payable by the Company to Crowe Horwath relating to the audit of the Company's 2010 and 2009 consolidated financial statements and the fees for other professional services billed to the Company for 2010 and 2009:

        Audit Fees:    The following table sets forth the audit fees for 2010 and 2009:

Audit Services	2010	2009
Audit of consolidated financial statements	$317,500	$345,000
Review of quarterly financial statements	115,000	115,000
Review of registration statements and issuance of consents	3,500	19,850

Total audit fees	$436,000	$479,850

        With respect to the review of registration statements and issuance of consents, in 2009, $10,000 was related to the review by KPMG LLP, the Company's previous independent registered public accounting firm, of the Company's Registration Statement on Form S-3 filed in 2009 and the issuance of KPMG's consent included in that Form S-3.

        Audit-Related Fees:    No audit-related fees were billed to the Company by Crowe Horwath for the years ended December 31, 2010 and 2009.

        Tax Fees:    The aggregate tax fees billed to the Company by Crowe Horwath for the year ended December 31, 2010 totaled $33,650, which included fees for preparation of the Company's 2009 tax returns and other tax compliance matters. The aggregate tax fees billed to the Company by Crowe Horwath for the year ended December 31, 2009 totaled $29,300, which included fees for the preparation of the Company's 2008 tax returns and other tax compliance matters.

        All Other Fees:    No other fees were billed to the Company for the years ended December 31, 2010 and 2009.

        Pre-Approval Policies and Procedures:    The Audit Committee requires advance approval by the Audit Committee of all audit, audit-related, tax and other services performed by the independent auditor. In 2010 and 2009, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for the Company by its independent registered public accountant. In approving any non-audit services, the Audit Committee considered whether the provision of the services would be compatible with maintaining its independent registered public accountant's independence. The Audit Committee has delegated to its Chair the authority to pre-approve any audit or non-audit services to be performed by the independent auditor, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons, the Company believes that none of its directors, executive officers and 10% stockholders failed to file on a timely basis reports required by Section 16(a) during 2010.

 OTHER BUSINESS

        Except as set forth herein, management has no knowledge of any other business to come before the Meeting. If, however, any other matters of which management is now unaware properly come before this Meeting, it is the intention of the persons named in the proxy card to vote on the proposals set forth in the proxy card in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy card.

Stockholder Proposals and Director Nominations—2012 Annual Meeting

        Business must be properly brought before an annual meeting in order to be considered by stockholders. To be considered for inclusion in the Company's proxy statement for the 2012 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company's Secretary (at the address indicated below) no later than November 29, 2011 and must satisfy the requirements of Rule 14a-8 of Regulation 14A of the SEC proxy rules. Any stockholder proposal submitted for inclusion in the Company's proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals.

        With respect to any stockholder proposals to be submitted for the 2012 Annual Meeting of Stockholders, but not included in the Company's proxy statement, the Company's Bylaws require that a proposal must be delivered to the Company's Secretary (at the address indicated below) no earlier than January 4, 2012 and no later than February 3, 2012 and must satisfy the requirements under Article I, Section 10 of the Company's Bylaws.

        Pursuant to Section 10 of Article I of the Company's Bylaws, nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by delivering a notice in writing to the Company's Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting of stockholders for the preceding year. Director nominations proposed by stockholders for the 2011 Annual Meeting of Stockholders must be delivered to the Company's Secretary (at the address indicated below) no earlier than January 4, 2012 and no later than February 3, 2012. Pursuant to the Company's Bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

  •
  The stockholder's name, address and beneficial ownership of shares of the Company, and any direct or indirect short interest of such stockholder in any shares of the Company, including evidence of ownership of any such shares and entitlement to vote such shares for the election of directors at the annual meeting,

  •
  The name and age of the person(s) to be nominated,

  •
  The business address, residential address and principal occupation or employment of each nominee during the past five (5) years, and the other information required by Items 401(e) and (f) of Regulation S-K under the Securities Exchange Act of 1934,

  •
  The nominee's signed consent to serve as a director of the Company, if elected,

  •
  The number of shares of the Company's stock beneficially owned by each nominee,

  •
  A description of all arrangements and understandings between the stockholder and nominee pursuant to which the nomination is to be made, and

  •
  Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

        A copy of the Company's Bylaws specifying the above requirements will be furnished to any stockholder upon written request to the Secretary at the following address:

        Guaranty Bancorp
        Attention: Paul W. Taylor, Secretary
        1331 Seventeenth Street, Suite 345
        Denver, Colorado 80202

Discretionary Authority Conferred in Proxy Solicited by the Company—2012 Annual Meeting

        The proxy solicited by the Company for the 2012 Annual Meeting of Stockholders will confer discretionary authority on the Company's proxies on (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to February 3, 2012 and (ii) any proposal made in accordance with Company's Bylaws provisions, if the proxy statement relating to the 2012 Annual Meeting of Stockholders briefly describes the matter and how the Company's proxies intend to vote on it and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing in care of the Company's Secretary at the address set forth above. The Board of Directors has adopted a process for handling correspondence received by the Company and addressed to members of the Board. Under that process, the Secretary of the Company reviews all such correspondence and forwards to the Board (or specific members of the Board, as appropriate) a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof, or that he or she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company's internal auditor, the chair of the Audit Committee and other members of the Company's management review committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an Internet-based tool or directed "hotline" available to employees for purposes of reporting alleged or suspected wrongdoing. The procedures for handling communications with the Board of Directors and for handling complaints may be obtained on the Company's website at www.gbnk.com under the section entitled "Corporate Governance".

INCORPORATION BY REFERENCE

        The sections in this Proxy Statement entitled "Compensation Committee Report" and "Report of the Audit Committee" do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such Reports by reference therein.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X GUARANTY BANCORP 01AQAA 7 1 A M + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign EXACTLY as name appears on this Proxy. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians or entity officers should give FULL title. This Proxy shall be valid and may be voted regardless of the form of signature however. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors unanimously recommends a vote FOR all the nominees listed and FOR Proposal 2. Change of Address — Please print new address below. 01 - Edward B. Cordes 04 - Gail H. Klapper 07 - Albert C. Yates 02 - John M. Eggemeyer 05 - Kathleen Smythe 03 - Stephen D. Joyce 06 - W. Kirk Wycoff 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain For Against Abstain 2. Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the current year. IMPORTANT ANNUAL MEETING INFORMATION 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1 1 2 3 9 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 3, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/GBNK Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

PROXY FOR THE MAY 3, 2011 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and hereby appoints Daniel M. Quinn and Paul W.Taylor and each of them, the attorney(s), agent(s) and proxy(ies) of the undersigned, with full power of substitution, to vote all stock of Guaranty Bancorp (the “Company”) which the undersigned is entitled to vote, for the matters indicated below in the manner designated herein, or if not indicated by the undersigned in their discretion, and to vote in their discretion with respect to such other business or matters as may properly come before the meeting or any adjournments or postponements thereof. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY MAILING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Continued, and to be marked, dated and signed, on the other side) Proxy — GUARANTY BANCORP IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.